Exhibit 99.1

Purple Innovation Reports First Quarter 2019 Results

First Quarter Net Revenue Increased 38%

Operating Income Improved to $4.8 Million

Alpine, Utah, May 7, 2019 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort innovation company known for creating the “World’s First No Pressure ™ Mattress,” today announced results for the first quarter ended March 31, 2019.

First Quarter Financial Summary (Comparisons versus First Quarter 2018)1

•	Net revenue increased 37.7% to $83.6 million, compared to $60.8 million.
•	Gross margin was 40.7% compared to 42.5%.
•	Operating expenses as a percent of net revenue were 35.0% compared to 48.4%.
•	Operating income was $4.8 million compared to an operating loss of $(3.6) million. Adjusted operating income was $5.5 million compared to an adjusted operating loss of $(1.2) million.
•	Net loss was $(0.7) million compared to a net loss of $(4.3) million. This first quarter 2019 included a $6.3 million non-cash expense associated with the loss on extinguishment of debt, partially offset by a $1.7 gain from a change in fair value of warrant liabilities.
•	EBITDA was $0.9 million compared to $(3.1) million. Adjusted EBITDA was $6.2 million compared to $(0.8) million.

“Our first quarter results, which were highlighted by strong revenue growth and a significant improvement in operating profit, represent a very encouraging start to the year,” said Joe Megibow, Chief Executive Officer. “We continue to experience increasing demand for our differentiated product offering, especially through our wholesale channel as the combination of door expansion and strong sell-through is fueling healthy year-over-year gains. At the same time, we’ve made further progress improving execution throughout the organization. This includes addressing identified inefficiencies in our manufacturing, supply chain and fulfillment processes as well as increasing our marketing effectiveness. Looking ahead, we are focused on building on our recent accomplishments and implementing new initiatives to ensure the Company is best positioned to profitably grow market share and generate increased shareholder value.”

First Quarter 2019 Review

First quarter 2019 net revenue increased 37.7% to $83.6 million, compared to $60.8 million in the first quarter of 2018. The increase in net revenue was driven by continued wholesale door expansion combined with higher replenishment orders following strong sell-through.

Gross margin for the first quarter 2019 was 40.7% compared to 42.5% in the year ago period. The decrease was primarily due to a shift in sales mix to more sales with wholesale pricing. First quarter 2019 gross margins exceeded internal expectations driven by leveraging fixed costs on higher production volumes and improved efficiencies within the supply chain process.

1 Reconciliations for non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the “RECONCILIATION OF GAAP TO NON-GAAP MEASURES” tables at the end of this press release.

Operating expenses were $29.3 million in the first quarter 2019 compared to $29.4 million in the prior year period. As a percent of sales, operating expenses improved to 35.0% compared with 48.4% in the year ago period driven by improved efficiencies in marketing initiatives, a decrease in merger transaction costs, and a shift of approximately $3 million of discretionary marketing investments until later in 2019.

Operating income was $4.8 million, compared to an operating loss of $(3.6) million in the prior year period. Adjusted operating income was $5.5 million compared to an adjusted operating loss of $(1.2) million in first quarter 2018. Adjusted operating income (loss) excludes merger transactions costs, equity incentive compensation, legal fees, interim CFO costs, severance and CEO search costs.

Net loss was $(0.7) million for the first quarter 2019 compared to a net loss of $(4.3) million in the year ago period.

EBITDA for the first quarter 2019 was $0.9 million compared to $(3.1) million in the first quarter 2018. Adjusted EBITDA, which excludes merger transactions costs, debt extinguishment and warrant liability, equity incentive compensation, legal fees, interim CFO costs, severance and CEO search costs, was $6.2 million, compared to adjusted EBITDA of $(0.8) million in the last year period.

Additional Financing

On February 25, 2019, stockholders voted in favor of the Company amending and restating its credit agreement to provide $10.0 million of additional financing.

In conjunction with the amended and restated credit agreement, the Company determined that the amended debt terms resulted in a substantial change in the existing debt terms for the two lenders that participated in both the original and additional financing. As a result, the change in terms for these two lenders are required to be accounted for as an extinguishment of the portion of the original debt agreement related to those lenders. Accordingly, the Company recognized a loss on the extinguishment of a portion of the existing debt of approximately $6.3 million. This non-cash expense is primarily associated with the recognition of related unamortized debt discount and debt issuance costs and recognition of the fair value of the incremental loan warrants issued.

The incremental loan warrants issued in conjunction with the amended and restated credit agreement are classified as liabilities and recorded at fair value on the date of the transaction and subsequently re-measured to fair value at each reporting date with changes in the fair value included in earnings. The change in fair value from the date of the transaction resulted in a non-cash gain in the amount of $1.7 million recorded in earnings for the three months ended March 31, 2019.

Balance Sheet

As of March 31, 2019, the Company had cash and cash equivalents of $12.2 million consistent with the balance at December 31, 2018. Inventories as of March 31, 2019 totaled $25.3 million compared with $22.9 million as of December 31, 2018.

Outlook

For 2019, the Company continues to expect net revenue to range from $350 million to $375 million, an increase of 22% to 31% over 2018, and adjusted EBITDA to be in the range of $3 million to $8 million.

Webcast and Conference Call Information

Purple Innovation, Inc. will host a live conference call to discuss financial results today, May 7, 2019, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 425-9470 (domestic) or (201) 389-0878 (international) at 4:25 p.m. ET and provide the Conference ID: 13690608. The conference call will also be available to interested parties through a live webcast at investors.purple.com. Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software.

About Purple

Purple is an innovative comfort product company that designs and manufactures products to improve people’s lives. It designs and manufactures a range of comfort products, including mattresses, pillows, and cushions, using its patented Hyper-Elastic Polymer® material designed to improve comfort. The Company markets and sells its products through its direct-to-consumer online channel, traditional retail partners, and third party online retailers. For more information on Purple, visit purple.com.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements about our outlook and expectations for our financial results for the fiscal year ended December 31, 2019, and our ability to create sustained profitability and shareholder value. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2019 and our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2019. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Adjusted Operating Income (Loss), EBITDA, and Adjusted EBITDA are non-GAAP financial measures that remove the impact of certain non-cash and non-recurring costs. Management believes that the use of such non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. Refer to the attached table for the reconciliation of such non-GAAP financial measures to the most comparable GAAP financial measure.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contact:

Alecia Pulman/Mitch Polikoff, ICR
purplePR@icrinc.com

646-277-1200

Purple Innovation, Inc.
For information regarding Purple products, please contact:
Savannah Hobbs
Director of Purple Communications
savannah@purple.com

PURPLE INNOVATION, INC.

Condensed Consolidated Balance Sheets

(In thousands, except par value)

(Unaudited)

	March 31,	December 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$12,182	$12,232
Accounts receivable, net	19,689	10,241
Inventories, net	25,341	22,940
Prepaid inventory	592	790
Other current assets	2,375	1,494
Total current assets	60,179	47,697
Property and equipment, net	22,718	22,514
Intangible assets, net	1,538	1,493
Other long-term assets	5	5
Total assets	$84,440	$71,709

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$25,982	$24,828
Accrued sales returns	5,189	5,457
Accrued compensation	3,154	2,691
Customer prepayments	4,335	7,522
Accrued sales tax	4,438	5,538
Other current liabilities	3,726	2,541
Total current liabilities	46,824	48,577
Long-term debt, related-party	32,821	21,411
Warrant liabilities	3,166	—
Other long-term liabilities, net of current portion	4,287	3,732
Total liabilities	87,098	73,720
Commitments and contingencies
Stockholders’ deficit:
Class A common stock; $0.0001 par value, 210,000 shares authorized; 9,731 issued and outstanding at March 31, 2019 and December 31, 2018	1	1
Class B common stock; $0.0001 par value, 90,000 shares authorized; 44,071 issued and outstanding at March 31, 2019 and December 31, 2018	4	4
Additional paid-in capital	3,728	3,655
Accumulated deficit	(4,452)	(4,322)
Total stockholders’ deficit	(719)	(662)
Noncontrolling interest	(1,939)	(1,349)
Total deficit	(2,658)	(2,011)
Total liabilities and stockholders’ deficit	$84,440	$71,709

PURPLE INNOVATION, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018

Revenues, net	$83,648	$60,768
Cost of revenues	49,579	34,953
Gross profit	34,069	25,815
Operating expenses:
Marketing and sales	24,017	22,045
General and administrative	4,565	6,853
Research and development	690	511
Total operating expenses	29,272	29,409
Operating income (loss)	4,797	(3,594)
Interest expense	1,144	702
Other income, net	(229)	(19)
Loss on extinguishment of debt	6,299	—
Change in fair value - warrant liabilities	(1,697)	—
Net loss	(720)	(4,277)
Net loss attributable to noncontrolling interest	(590)	(2,727)
Net loss attributable to Purple Innovation, Inc.	$(130)	$(1,550)
Net loss per common share—basic and diluted	$(0.02)	$(0.18)
Weighted average common shares outstanding—basic and diluted	8,437	8,389

PURPLE INNOVATION, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018

Cash flows from operating activities:
Net loss	$(720)	$(4,277)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	722	456
Non-cash interest	732	154
Loss on extinguishment of debt	6,299	—
Gain on change in fair value - warrant liabilities	(1,697)	—
Stock-based compensation	73	—
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(9,448)	271
Increase in inventories	(2,401)	(13,234)
Increase in prepaid inventory and other assets	(683)	(1,300)
Increase (decrease) in accounts payable	1,179	(1,235)
Decrease in accrued sales returns	(268)	(219)
Increase (decrease) in accrued compensation	463	(350)
Increase (decrease) in customer prepayments	(3,187)	4,026
Increase in other accrued liabilities	646	133
Net cash used in operating activities	(8,290)	(15,575)

Cash flows from investing activities:
Purchase of property and equipment	(932)	(2,645)
Investment in intangible assets	(64)	(68)
Net cash used in investing activities	(996)	(2,713)

Cash flows from financing activities:
Proceeds from the Business Combination	—	25,912
Proceeds from related-party debt	10,000	24,000
Payments on line of credit	—	(8,000)
Payments for debt issuance costs	(758)	(367)
Principal payments on capital lease obligations	(6)	(7)
Net cash provided by financing activities	9,236	41,538

Net increase (decrease) in cash	(50)	23,250
Cash, beginning of the period	12,232	3,593
Cash, end of the period	$12,182	$26,843

Supplemental schedule of non-cash investing and financing activities:
Property and equipment included in accounts payable	$438	$95
Assignment of founder shares and sponsor warrants	$—	$4,691
Equipment acquired under build-to-suit service agreement	$—	$553

PURPLE INNOVATION, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

Management believes that the use of the following non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. These non-GAAP financial measures are EBITDA, adjusted EBITDA and adjusted operating income (loss). Other companies may calculate these non-GAAP measures differently than we do. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for our financial results prepared in accordance with GAAP.

Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

A reconciliation of GAAP net loss to the non-GAAP measures of EBITDA and adjusted EBITDA is provided below. EBITDA represents net income (loss) before interest expense, net other income and depreciation and amortization. Adjusted EBITDA represents EBITDA excluding certain non-cash and non-recurring costs incurred.

	Three Months Ended March 31,
	2019	2018

GAAP net loss	$(720)	$(4,277)
Interest expense	1,144	702
Other income, net	(229)	(19)
Depreciation and amortization	722	456
EBITDA	917	(3,138)
Adjustments:
Merger transaction costs	—	2,028
Debt extinguishment and warrant liabilities	4,602	—
Stock-based compensation expense	73	—
Legal fees	141	199
Interim CFO costs	186	—
Severance and executive search costs	273	140
Adjusted EBITDA	$6,192	$(771)

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income (Loss)

A reconciliation of GAAP operating income (loss) to the non-GAAP measure of adjusted operating income (loss) is provided below. Adjusted operating income (loss) represents GAAP operating income (loss) excluding certain non-cash and non-recurring costs incurred.

	Three Months Ended March 31,
	2019	2018

GAAP operating income (loss)	$4,797	$(3,594)
Adjustments:
Merger transaction costs	—	2,028
Stock-based compensation expense	73	—
Legal fees	141	199
Interim CFO costs	186	—
Severance and CEO search costs	273	140
Adjusted operating income (loss)	$5,470	$(1,227)